                                                                     EXHIBIT 21


                            PAINE WEBBER GROUP INC.
                         SUBSIDIARIES OF THE REGISTRANT


A list of significant subsidiaries, all of which are consolidated, of Paine Webber Group Inc. (the "Company") as of December 31, 1995 and the state or jurisdiction in which organized follows. In each case, 100% of the voting securities are owned by the Company. Certain subsidiaries have been omitted because, in the aggregate, they do not constitute a significant subsidiary.



                                                           State or
                                                       jurisdiction of
                                                      incorporation or
     Name                                                organization
     ----                                             ------------------
PaineWebber Incorporated                                  Delaware

Mitchell Hutchins Asset Management Inc.                   Delaware

Correspondent Services Corporation (csc)                  Delaware

PaineWebber International (U.K.) Ltd.                     United Kingdom

PaineWebber Real Estate Inc.                              Delaware